Exhibit 99.3 INVESTOR PRESENTATION February 2024 Copyright 2024, Coherent. All rights reserved. 1

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements relating to future events and expectations, including our expectations (i) for our future financial and operational results (including expectations for future growth); (ii) regarding capital expenditures and the results of investments in research and design; (iii) regarding growth in the markets we serve including industrial, communications, electronics, and instrumentation; (iv) regarding artificial intelligence and the growth in the datacom transceiver global market and opportunity by laser type; (v) regarding silicon carbide including, without limitation, market growth, the silicon carbide investment transaction and the benefits thereof; (vi) regarding our capitalization for future growth; and (vii) regarding cost reductions (and savings) from restructuring actions, each of which, is based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The forward-looking statements in this investor presentation involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. The Company believes that all forward-looking statements made by it in this presentation have a reasonable basis, but there can be no assurance that management’s expectations, beliefs, or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and global economic conditions, factors that could cause actual results to differ materially from those discussed in the forward- looking statements in this presentation include but are not limited to: (i) the failure of any one or more of the assumptions stated herein to prove to be correct; (ii) the risks relating to forward-looking statements and other “Risk Factors” discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023 and additional risk factors that may be identified from time to time in filings of the Company; (iii) the substantial indebtedness the Company incurred in connection with its acquisition of Coherent, Inc. (the “Transaction”), the need to generate sufficient cash flows to service and repay such debt and the Company’s ability to generate sufficient funds to meet its anticipated debt reduction goals; (iv) the possibility that the Company may not be able to continue its integration progress on and/or take other restructuring actions, or otherwise be able to achieve expected synergies, operating efficiencies, including greater scale, focus, resiliency, and lower operating costs, and other benefits within the expected time-frames or at all and ultimately to successfully fully integrate the operations of Coherent, Inc. (“Coherent”) with those of the Company; (v) the possibility that such integration and/or the restructuring actions may be more difficult, time-consuming or costly than expected or that operating costs and business disruption (including, without limitation, disruptions in relationships with employees, customers or suppliers) may be greater than expected in connection with the Transaction and/or the restructuring actions; (vi) any unexpected costs, charges or expenses resulting from the Transaction and/or the restructuring actions; (vii) the risk that disruption from the Transaction and/or the restructuring actions materially and adversely affects the respective businesses and operations of the Company and Coherent; (viii) potential adverse reactions or changes to business relationships resulting from the completion of the Transaction and/or the restructuring actions; (ix) the ability of the Company to retain and hire key employees; (x) the purchasing patterns of customers and end users; (xi) the timely release of new products, and acceptance of such new products by the market; (xii) the introduction of new products by competitors and other competitive responses; (xiii) the Company’s ability to assimilate other recently acquired businesses, and realize synergies, cost savings, and opportunities for growth in connection therewith, together with the risks, costs, and uncertainties associated with such acquisitions; (xiv) the Company’s ability to devise and execute strategies to respond to market conditions; (xv) the risks to realizing the benefits of investments in R&D and commercialization of innovations; (xvi) the risks that the Company’s stock price will not trade in line with industrial technology leaders; and/or (xvii) the risks of business and economic disruption related to worldwide health epidemics or outbreaks that may arise. The Company disclaims any obligation to update information contained in these forward-looking statements, whether as a result of new information, future events or developments, or otherwise. Unless otherwise indicated in this presentation, all information in this presentation is as of February 5, 2024. This presentation contains non-GAAP financial measures and key metrics relating to the Company’s past performance. These non-GAAP financial measures are in addition to, and not as a substitute for or superior to, measures of financial performance prepared in accordance with U.S. GAAP. There are a number of limitations related to the use of these non-GAAP financial measures versus their nearest GAAP equivalents. For example, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. As required by Regulation G, we have provided reconciliations of those measures to the most directly comparable GAAP measures in the section captioned “GAAP to NON-GAAP RECONCILIATION.” 2 Copyright 2024, Coherent. All rights reserved.

FROM A FOUNDATION OF MATERIALS AND IMAGINATION, WE ENABLE EXCITING MEGATRENDS COHERENT AT A GLANCE Year Founded NYSE 1971 COHR FY23 (1) Employees 26,000+ $5.2 B Revenue Available (1) Research & Development (1) 2,400+ $64 B Market (1) Patents Locations 3,000+ 126 Materials, Components, VERTICAL Subsystems, Systems Countries 24 INTEGRATION and Service (1) As of June 20, 2023 3 Copyright 2024, Coherent. All rights reserved.

INSIGHTFUL TARGETING AND INTEGRATION OF STRATEGIC ACQUISITIONS 5 Transformative Acquisitions 5.2 2022 - Laser sources & systems 2019 - Indium phosphide technology platform 2016 - Epitaxial wafer and SiC electronic devices 2013 - Gallium arsenide technology platform 2010 - Optical networks & China market 3.3 3.1 10 Years of Continuous CAGR 25% Revenue Growth 2.4 (1) 1.4 Revenue ($B) 1.2 1.0 0.8 0.7 0.7 0.6 FY13 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 (2) FY22 FY23 (1) Figures prior to FY2019 do not reflect the adoption of ASC 606. (2) Prepared in accordance to ASC 805. Includes the revenue of Finisar in Q1FY20 prior to the acquisition date of 9/24/20. Not calculated in accordance with Article 11 of SEC regulation S-X. 4 Copyright 2024, Coherent. All rights reserved.

$5.2 BILLION OF REVENUE IN FY23 WELL DIVERSIFIED ACROSS TECHNOLOGY, PRODUCTS, AND GEOGRAPHIC MARKETS Regions Segments Markets North Communications Materials Europe America Industrial 19% Lasers 26% 29% 34% 45% China BY REPORTING (1) 11% BY MARKET BY REGION 53% SEGMENT 14% 9% Korea & Japan 3% 45% 12% Instrumentation Other Networking Electronics (1) Revenue by region is based on customer headquarter addresses. (2) Amounts may not recalculate due to rounding. 5 Copyright 2024, Coherent. All rights reserved.

FOUR ATTRACTIVE GROWTH MARKETS
AGGREGATE $64B TAM
14% FIVE-YEAR CAGR (2023-28)



INDUSTRIAL

TAM: $22B
CAGR: 9%

Sources: Optech Consulting, TechInsight, Strategies Unlimited, SEMI, Internal Estimates, DSCC



COMMUNICATIONS

TAM: $23B
CAGR: 14%

Sources: LightCounting, Omdia, Cignal AI, Yole, Dell'Oro Internal Estimates



ELECTRONICS

TAM: $14B
CAGR: 20%

Sources: IDC, Morgan Stanley, Research & Markets, Forbes, Yole, Strategy Analytics, IdTechEx, Internal Estimates



INSTRUMENTATION

TAM: $5B
CAGR: 8%

Sources: Strategies Unlimited, Markets & Markets, SDI (Strategic Directions), Internal Estimates

Note: TAM based on CY2023

COHERENT
Copyright 2024, Coherent. All rights reserved.
6

INDUSTRIAL MARKET VERTICALS AND MEGATRENDS PRODUCTS VALUE PROPOSITION Precision manufacturing§ Fiber lasers for laser welding of batteries§ 50 years of experience in laser technology § UV lasers for OLED manufacturing§ Long term technology partner across all § Giga factories for EV battery processing laser architectures § Laser systems, subsystems, and § Advanced medical devices processing heads§ Broadest spectrum of laser and systems § Additive manufacturing technologies § Laser components, optics, crystals Semiconductor & display capital § One stop shop for processing equipment § Ceramics, metal matrix composites, and equipment diamond§ Productivity enhancement through § Increasing laser content from ingot to innovation and knowhow packaged ICs § OLED for mobile and micro-LED for high- end TV and large displays Aerospace & Defense 7 Copyright 2024, Coherent. All rights reserved.

COMMUNICATIONS MARKET VERTICALS AND MEGATRENDS PRODUCTS VALUE PROPOSITION Datacom§ 100 to 800 Gbps datacom transceivers§ Largest supplier of optical communications components § Increasing spend on cloud infrastructure § Pluggable coherent transceivers § Vertically integrated from material through § Artificial Intelligence/Machine Learning § Wavelength selective switches (WSS) subsystems, including coherent DSPs § Pluggable optical line subsystems (POLS) Telecom § Industry pioneer in broad range of § Open disaggregated systems§ Terrestrial and submarine pump lasers technology platforms § Pluggable coherent transceivers§ InP edge emitting lasers and GaAs VCSELs § Industry leading investments in R&D § Global and flexible manufacturing footprint 8 Copyright 2024, Coherent. All rights reserved.

ELECTRONICS



MARKET VERTICALS AND MEGATRENDS

Consumer electronics

- Advanced sensing
- AR/VR
- Wearables as health monitors

Automotive

- Increasing SiC electronics content in EVs
- Automotive sensing: in-cabin and LiDAR

PRODUCTS

- GaAs and InP optoelectronics
- VCSELs and edge emitting lasers
- Laser illumination modules
- Wafer level optics and subassemblies
- Waveguide materials, diffractive optics
- Silicon carbide substrates and epiwafers
- SiC MOSFET devices and modules

VALUE PROPOSITION

- Broadest portfolio of optoelectronics, optics, and electronics
- High-volume consumer electronics experience
- Differentiated, proprietary compound semiconductor platforms
  - 150 mm gallium arsenide platform
  - 200 mm silicon carbide platform
  - Leading indium phosphide platform
  - Decades of investment in high quality silicon carbide substrates
- Cross-functional engineering and integration expertise

INNOVATIONS THAT RESONATE

COHERENT

Copyright 2024, Coherent. All rights reserved.

9

INSTRUMENTATION MARKET VERTICALS AND MEGATRENDS PRODUCTS VALUE PROPOSITION Life Sciences§ Materials, optics, lasers, § Life sciences (biotechnology, medical, and and thermoelectrics environmental) and scientific segment § Smart healthcare evolution, largely based on solutions technology § Components to subassemblies and subsystems§ Custom solutions from proof-of-concept to § Point-of-care diagnostics manufacturing at scale § Optical, mechanical, electrical and § Personalized medicine software integration§ Rapid time to market of complete turnkey Scientific Instrumentation subassemblies and systems § ISO 9001 & 13485 § Environmental sustainability § Broadest product portfolio to support a wide range of applications § Advanced instrumentation § Extensive technology innovation for next- generation capabilities § Global manufacturing footprint and flexible supply chain partners 10 Copyright 2024, Coherent. All rights reserved.

ARTIFICIAL INTELLIGENCE: A REVOLUTION Driving growth in the cloud and beyond 11 Copyright 2024, Coherent. All rights reserved.

DATACOM TRANSCEIVER GLOBAL MARKET $M $1.3 billion $16,000 in sales in datacom in FY23 $14,000 $12,000 3.2T 1.6T $10,000 200G 800G and higher data-rate transceivers 400G $8,000 >65% of our revenue 200G 100G $6,000 50G $4,000 40G 800G $2,000 and higher data-rate $- transceivers > 65% of the total 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 2028 available market by 2028 Source: LightCounting, Internal Estimates 12 Copyright 2024, Coherent. All rights reserved.

DATACOM TRANSCEIVER OPPORTUNITY BY LASER TYPE CY23 Transceiver Opportunity ($B) CY28 Transceiver Opportunity ($B) VCSEL AI $0.3 DML - Other 6% VCSEL AI $0.7 5% $0.4 2% DML AI VCSEL - Other $0 0% DML - Other $1.5 10% VCSEL - Other $1.6 29% DML $1.5 27% SiPho AI $.7 VCSEL DML $1.2 8% VCSEL $1.9 $1.6 $1.8 SiPho $2.5 CY23 Total CY28 Total SiPho - Other $1.3 EML - Other $5.1 B $15.3 B 8% $5.2 34% EML SiPho EML $10.3 $0.8 $1.3 SiPho AI EML - Other $0.7 $0.2 3% 12% EML AI SiPho - Other $5.0 33% $0.6 11% EML AI $0.6 12% Source: LightCounting, Internal Estimates 13 Copyright 2024, Coherent. All rights reserved.

SILICON CARBIDE POWER SEMICONDUCTORS: ANOTHER REVOLUTION Electrification of transportation Sustainability of the planet 14 Copyright 2024, Coherent. All rights reserved.

SILICON CARBIDE BUSINESS OVERVIEW FY24 Key Stats Business Overview Leading global supplier of silicon carbide (SiC) substrates for power device and radio frequency end market applications ~$300M >50% — Large addressable market estimated to grow from $3 billion in 2022 to $21 billion in 2030 (28% CAGR) Revenue Growth Two decades of innovation in SiC materials — Proprietary, in-house designed and built growth furnaces, control hardware and software — Industry’s first 200 mm substrate, with volume manufacturing scheduled for 2024 625 Profitable Employees Vertical integration strategy from substrates to modules — Key technologies and development of SiC MOSFETs Global footprint with capacity to expand — 8 sites across 3 continents to support global customers — State-of-the-art 300,000 sq ft growth facility in Easton, PA with capacity to reach 1 million+ (150 mm equiv.) annual wafers 15 Copyright 2024, Coherent. All rights reserved.

SILICON CARBIDE INVESTMENT TRANSACTION TO SEPARATE SILICON CARBIDE BUSINESS WITH MARKET-LEADING PARTNERS Pioneer in silicon carbide power Global Tier-1 automotive supplier; Leader in materials, networking and devices; leading capabilities in electrification laser technologies leading capabilities in high-voltage and power semiconductors industrial and transportation 75% 12.5% 12.5% Ownership Silicon Carbide Business 16 Copyright 2024, Coherent. All rights reserved.

SILICON CARBIDE INVESTMENT TRANSACTION DETAILS § On December 4, 2023, Coherent separated and contributed its silicon carbide (SiC) business to Transaction Structure newly formed subsidiary at a $4 billion valuation § Mitsubishi Electric and DENSO invested $1 billion into the new subsidiary in exchange for combined 25% non-controlling interest in the Business (no proceeds to Coherent) § Coherent retains 75% controlling interest in the Silicon Carbide business § $1.0 billion at a $3 billion pre-money valuation Total Investment § Investment to fund future capital expansion and operations of the SiC business § Coherent appointed 100% of Board of the Business Governance and Business Leadership § The Business will continue to operate under the Coherent brand with current leadership team § Concurrently with closing, the Business entered into long-term supply agreements with Mitsubishi Long-term Supply Electric and DENSO that support the expansion of substrate and epitaxial wafer shipments Agreements 17 Copyright 2024, Coherent. All rights reserved.

STRATEGIC BENEFITS OF THE SILICON CARBIDE INVESTMENT TRANSACTION § $1.0 billion capital to fund and accelerate growth plans Silicon Carbide Business § Long-term supply agreements with market-leading partners to support expansion of wafer shipments § Deepen strategic partnership with Mitsubishi Electric and DENSO with leadership in end markets § Values Coherent interest in silicon carbide business at $3.0 billion Coherent § Recognizes value of unique material technologies and investments to date § Represents ~10x FY2024E revenue § New investment to fund capital and operations of silicon carbide business § Provides greater financial and operating flexibility for Coherent by freeing up capital Coherent had planned for silicon carbide business § Retains 75% ownership in the Business with continued operating and governance controls § Expanded growth prospects of silicon carbide business 18 Copyright 2024, Coherent. All rights reserved.

FINANCIAL HIGHLIGHTS 19 Copyright 2024, Coherent. All rights reserved.

FY24 Q2 HIGHLIGHTS $1.131 billion, above the midpoint of our $1.075 – $1.175 billion guidance. REVENUE $0.36, above the high end of our $0.14 – $0.32 guidance and up from $0.16 in the preceding quarter driven Non-GAAP EPS primarily by the strong gross margin upside, favorable operating leverage, and interest and dividend income. OPERATING $67 million, compared to $220 million in the year-ago quarter and $199 million in the preceding quarter. CASH FLOW DEBT We paid down $89 million of our outstanding debt. REDUCTION Macroeconomic uncertainty continues to impact our near-term growth and visibility; however, we saw signs of VISIBILITY improving demand trends during the quarter and expect ongoing sequential improvement in revenue growth throughout the remainder of fiscal 2024. As required by Regulation G, we have provided reconciliations of those measures to the most directly comparable GAAP measures in the section captioned “GAAP to NON-GAAP RECONCILIATION.” 20 Copyright 2024, Coherent. All rights reserved.

FY24 Q2 HIGHLIGHTS - CONTINUED We enjoyed a third straight quarter of strong orders for our AI/ML-related Datacom transceivers. Our 800G revenue increased sequentially by over 100% to cross the $100 million quarterly threshold just over one year since initial shipments, which marks one of the fastest product revenue ramps in the history of the AI/ML company. We are excited by the active engagement we have with from large customers for 1.6T transceivers and components. In response to customer demand, we continue to make progress toward expected commercial launch in fiscal 2025 of our 1.6T transceivers and components. Enhancing our confidence in the long-term outlook for our silicon carbide business, during the second quarter, we consummated the previously announced transactions with Mitsubishi Electric and DENSO SILICON Corporation pursuant to which those entities invested an aggregate of $1 billion in exchange for non- controlling ownership interests of 12.5% each in Silicon Carbide LLC, a newly formed LLC into which we CARBIDE contributed our silicon carbide business, and entered into long-term supply agreements that will support their demand for SiC substrates and epitaxial wafers. As we transform the company to improve operating performance, restructure our production footprint to STRATEGIC enhance operating resiliency, and complete the integration of legacy Coherent, Inc., we are exploring OPPORTUNITIES other strategic opportunities—not including material acquisitions—to unlock shareholder value. 21 Copyright 2024, Coherent. All rights reserved.

REVENUE BY SEGMENT (1) Quarterly Revenue Trend Revenue Distribution 1,600 1,400 Lasers Materials 1,200 22% 1,000 31% 800 600 FY24 Q2 400 200 0 FY23 Q2 FY23 Q3 FY23 Q4 FY24 Q1 FY24 Q2 46% Lasers 379 365 333 336 354 Networking 609 551 585 473 524 Materials 382 324 288 245 254 Networking (1) Amounts may not recalculate due to rounding. 22 Copyright 2024, Coherent. All rights reserved. Revenue ($M)

BACKLOG BY SEGMENT (1) Quarterly Backlog Trend Backlog Distribution 3,500 3,000 Lasers Materials 2,500 22% 28% 2,000 1,500 FY24 Q2 1,000 500 0 FY23 Q2 FY23 Q3 FY23 Q4 FY24 Q1 FY24 Q2 50% Lasers 932 867 878 821 812 Networking 1,218 1,075 1,217 1,404 1,446 Materials 714 667 650 668 625 Networking (1) Amounts may not recalculate due to rounding. 23 Copyright 2024, Coherent. All rights reserved. Backlog ($M)

REVENUE BY MARKET (1) Quarterly Revenue Trend Revenue Distribution 1,600 Instrumentation 1,400 1,200 Industrial 9% Electronics 1,000 8% 800 37% 600 FY24 Q2 400 200 0 FY23 Q2 FY23 Q3 FY23 Q4 FY24 Q1 FY24 Q2 46% Instrumentation 120 125 117 99 99 Electronics 200 139 106 90 89 Communications 600 538 570 460 520 Industrial 450 438 412 404 423 Communications (1) Amounts may not recalculate due to rounding. 24 Copyright 2024, Coherent. All rights reserved. Revenue ($M)

REVENUE BY REGION (2) (1) Quarterly Revenue Trend Revenue Distribution 1,600 Other 1,400 China North 1,200 2% America 1,000 14% 800 Japan & 600 Korea 14% 400 FY24 Q2 200 55% 0 FY23 Q2 FY23 Q3 FY23 Q4 FY24 Q1 FY24 Q2 Other 36 37 31 27 28 14% China 153 135 137 132 162 Japan & Korea 178 171 166 148 158 Europe Europe 226 242 229 190 160 North America 777 656 642 556 623 (1) Amounts may not recalculate due to rounding. (2) Prior periods restated to conform to current period presentation. 25 Copyright 2024, Coherent. All rights reserved. Revenue ($M)

FY24 Q3 OUTLOOK Revenue $1.12 – 1.20 billion Non-GAAP Gross Margin 36 – 38% Non-GAAP Operating Expenses $246 – 262 million Non-GAAP Operating Margin 14 – 16% Non-GAAP Adjusted EBITDA 21 – 23% Interest Expense $70 – 74 million Non-GAAP Tax Rate 16 – 19% Series B Preferred P.I.K. Dividend Approximately $31 million (1)(2) Non-GAAP Earnings Per Share $0.32 – 0.52 Share Count 153 million for the entire guidance range Capital Expenditures $115 – 145 million (includes $50M Funded by SiC LLC) Stock compensation $23 – 29 million Pretax amounts of Amortization Approximately $72 million Non-GAAP adjustments Restructuring, synergies, and $40 – 50 million consolidation expenses (1) The Company does not provide reconciliations of forward-looking Non-GAAP EPS. The Company is unable, without unreasonable efforts, to forecast certain items required to develop a meaningful GAAP financial measure that is comparable to this forward-looking figure. (2) Includes $0.04 related to earnings on SiC LLC Restricted Cash Investments. 26 Copyright 2024, Coherent. All rights reserved.

FY24 FULL YEAR OUTLOOK Revenue $4.55 – 4.7 billion Non-GAAP Gross Margin 36 – 38% Non-GAAP Operating Expenses $990 million – 1.015 billion Non-GAAP Operating Margin 14 – 16% Non-GAAP Adjusted EBITDA 20 – 22% Interest Expense $284 – 294 million Non-GAAP Tax Rate 20 – 22% Series B Preferred P.I.K. Dividend Approximately $123 million (1)(2) Non-GAAP Earnings Per Share $1.30 - 1.70 Share Count 153 million for the entire guidance range Capital Expenditures $350 – 400 million (includes $150M Funded by SiC LLC) Stock compensation $120 – 130 million Pretax amounts of Amortization Approximately $290 million Non-GAAP adjustments Restructuring, synergies, and $157 – 177 million consolidation expenses (1) The Company does not provide reconciliations of forward-looking Non-GAAP EPS. The Company is unable, without unreasonable efforts, to forecast certain items required to develop a meaningful GAAP financial measure that is comparable to this forward-looking figure. (2) Includes $0.10 related to earnings on SiC LLC Restricted Cash Investments. 27 Copyright 2024, Coherent. All rights reserved.

GAAP TO NON-GAAP RECONCILIATION 28 Copyright 2024, Coherent. All rights reserved.

GROSS PROFIT RECONCILIATION $ Millions (Unaudited) Dec 31, 2023 Sep 30, 2023 Jun 30, 2023 Mar 31, 2023 Dec 31, 2022 Gross profit on GAAP basis 351 307 343 420 411 Share-based compensation 57576 Amortization of acquired intangibles 30 31 39 31 15 Fair value adjustment on acquired inventory — — — — 112 Integration, site consolidation and other 22 21 46 6 1 Gross profit on non-GAAP basis 408 366 433 463 546 29 Copyright 2024, Coherent. All rights reserved.

OPERATING EXPENSE RECONCILIATION $ Millions (Unaudited) Dec 31, 2023 Sep 30, 2023 Jun 30, 2023 Mar 31, 2023 Dec 31, 2022 Internal R&D on GAAP basis 111 114 123 126 129 Share-based compensation (5) (8) (5) (6) (6) Amortization of acquired intangibles (1) (1) (1) (0) — Start-up costs (1) (0) — — — Integration, site consolidation and other (3) (1) (3) (0) — Internal R&D on non-GAAP basis 102 103 115 120 123 SG&A on GAAP basis 209 212 256 226 274 Share-based compensation (17) (29) (17) (23) (23) Amortization of acquired intangibles (41) (41) (94) (62) (90) Integration, site consolidation and other (18) (10) (13) (16) (16) SG&A on non-GAAP basis 134 131 133 126 145 Restructuring on GAAP basis (2) 3 119 — — Restructuring charges 2 (3) (119) — — Restructuring on non-GAAP basis —— —— — 30 Copyright 2024, Coherent. All rights reserved.

INCOME FROM OPERATIONS RECONCILIATION Dec 31, 2023 Sep 30, 2023 Jun 30, 2023 Mar 31, 2023 Dec 31, 2022 $ Millions (Unaudited) Op. income (loss) on GAAP basis 32 (21) (155) 67 8 Share-based compensation 27 45 26 35 35 Fair value adjustment on acquired inventory — — — — 112 Amortization of acquired intangibles 72 73 134 93 105 Start-up costs 1 0 — — — Restructuring charges (2) 3 119 — — Transaction fees and financing — — — — — Integration, site consolidation and other 42 33 61 22 17 Op. income on non-GAAP basis 172 132 185 217 278 Non-GAAP Op. Margin Percentage 15.2% 12.6% 15.4% 17.5% 20.3% 31 Copyright 2024, Coherent. All rights reserved.

NET EARNINGS RECONCILIATION $ Millions (Unaudited) Dec 31, 2023 Sep 30, 2023 Jun 30, 2023 Mar 31, 2023 Dec 31, 2022 Net earnings (loss) attributable to Coherent (27) (68) (178) 3 (45) Corp. on GAAP basis Share-based compensation 27 45 26 35 35 Amortization of acquired intangibles 72 73 134 93 105 Fair value adjustment on acquired inventory — — — — 112 Start-up costs 1 0 — — — Foreign currency exch. (gains) losses 6 (1) 6 1 7 Restructuring charges (2) 3 119 — — Integration, site consolidation and other 4233612217 Transaction fees and financing — — — 0 — Tax impact of non-GAAP measures (33) (31) (73) (36) (60) Net earnings attributable to Coherent Corp. on 86 55 95 118 171 non-GAAP basis 32 Copyright 2024, Coherent. All rights reserved.

NET EARNINGS PER COMMON SHARE $ (Unaudited) Dec 31, 2023 Sep 30, 2023 Jun 30, 2023 Mar 31, 2023 Dec 31, 2022 Net earnings (loss) attributable to Coherent Corp., GAAP Basic Earnings (Loss) Per Share (0.38) (0.65) (1.54) (0.24) (0.58) Diluted Earnings (Loss) Per Share (0.38) (0.65) (1.54) (0.24) (0.58) Net earnings (loss) attributable to Coherent Corp., non-GAAP Basic Earnings Per Share 0.37 0.16 0.42 0.59 0.98 Diluted Earnings Per Share 0.36 0.16 0.41 0.58 0.95 33 Copyright 2024, Coherent. All rights reserved.

NET EARNINGS, GAAP, AND ADJUSTED EBITDA RECONCILIATION 34 Copyright 2024, Coherent. All rights reserved.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

Reconciliation of GAAP Measures to non-GAAP Measures*
$ Millions
(Unaudited)

	Three Months Ended			Year Ended	
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Gross profit on GAAP basis	$ 343.4	$ 420.2	$ 326.0	$1,618.3	$1,265.5
Share-based compensation	4.9	6.5	0.9	22.9	5.1
Amortization of acquired intangibles(1)	38.7	30.7	9.6	132.1	38.3
Preliminary fair value adjustment on acquired inventory	—	—	—	157.5	—
Integration, site consolidation and other(3)	45.8	5.8	6.9	53.2	9.8
Start-up costs(5)	—	—	—	—	2.8
Gross profit on non-GAAP basis	$ 432.8	$ 463.2	$ 343.4	$1,984.0	$1,321.5
Operating income (loss) on GAAP basis	$ (155.2)	$ 67.4	$ 114.2	$ (37.1)	$ 414.3
Share-based compensation	26.4	35.1	13.5	149.6	73.1
Amortization of acquired intangibles(1)	133.5	92.7	19.9	414.1	79.7
Preliminary fair value adjustment on acquired inventory	—	—	—	157.5	—
Restructuring charges(1)	119.1	—	—	119.1	—
Integration, site consolidation and other(2)	61.3	21.9	7.5	124.5	14.3
Transaction fees and financing(3)	—	—	7.1	38.7	36.6
Start-up costs(4)	—	—	6.4	—	32.3
Operating income on non-GAAP basis	$ 185.1	$ 217.1	$ 168.6	$ 966.5	$ 650.2

Reconciliation of GAAP Segment Operating Income (Loss) to Segment Non-GAAP Operating Income (Loss)*
$ Millions
(Unaudited)

	Three Months Ended			Year Ended	
	Jun 30, 2023	Mar 31, 2023	Jun 30, 2022	Jun 30, 2023	Jun 30, 2022
Networking GAAP Operating Income (Loss)	$ (8.1)	$ 49.5	$ 67.1	$ 222.4	$ 231.6
Share-based compensation	7.6	6.9	3.1	33.6	30.9
Amortization of acquired intangibles(1)	22.9	16.5	16.5	72.3	66.3
Restructuring charges(2)	55.6	—	—	55.6	—
Integration, site consolidation and other(3)	0.9	1.8	2.3	5.2	6.2
Transaction fees and financing(4)	—	—	0.5	—	0.5
Non-GAAP Networking Operating Income	$ 78.9	$ 74.7	$ 89.5	$ 389.1	$ 335.5
Materials GAAP Operating Income (Loss)	$ (65.0)	$ 67.8	$ 53.5	$ 159.6	$ 218.6
Share-based compensation	10.4	10.7	10.5	51.1	42.2
Amortization of acquired intangibles(1)	35.1	3.2	3.3	44.8	13.3
Restructuring charges(2)	60.4	—	—	60.4	—
Integration, site consolidation and other(3)	29.4	7.3	5.2	40.5	8.1
Transaction fees and financing(4)	—	—	0.2	—	0.2
Start-up costs(4)	—	—	6.4	—	32.3
Non-GAAP Materials Operating Income	$ 70.2	$ 89.0	$ 79.1	$ 356.4	$ 314.7
Lasers GAAP Operating Income (Loss)	$ (82.1)	$ (49.9)	$ —	$ (419.1)	$ —
Share-based compensation	8.4	17.5	—	64.9	—
Amortization of acquired intangibles(1)	75.6	73.0	—	297.1	—
Restructuring charges(2)	3.1	—	—	3.1	—
Integration, site consolidation and other(3)	31.0	12.8	—	78.8	—
Transaction fees and financing(4)	—	—	—	38.7	—
Preliminary fair value adjustment on acquired inventory	—	—	—	157.5	—
Non-GAAP Lasers Operating Income	$ 36.0	$ 53.4	$ —	$ 221.0	$ —
Unallocated and Other GAAP Operating Income (Loss)	$ —	$ —	$ (6.4)	$ —	$ (35.9)
Transaction fees and financing(4)	—	—	6.4	—	35.9
Non-GAAP Unallocated and Other GAAP Operating Income (Loss)	$ —	$ —	$ —	$ —	$ —
Total GAAP Operating Income (Loss)	$ (155.2)	$ 67.4	$ 114.2	$ (37.1)	$ 414.3
Non-GAAP Operating Income	$ 185.1	$ 217.1	$ 168.6	$ 966.5	$ 650.2

COHERENT

Copyright 2024, Coherent. All rights reserved.

35

FINANCIAL APPENDIX 36 Copyright 2024, Coherent. All rights reserved.

(1) WELL CAPITALIZED FOR FUTURE GROWTH External Financing Sources Leverage (1) Total Debt $4.29 billion 3.2x § $3.3B secured term loans Debt§ $990M high yield bonds (3) Cash $0.86 billion § $345M revolver availability (1) Net Debt $3.44 billion 2.5x PF Combined $1,360 million § $2.4B series B investment from Bain TTM Adj (incl. $108M synergies +$268M Capital Convertible (1) EBITDA additional cost savings) Preferred § Coupon: 5%, 4-year payable-in-kind, Equity cash pay option thereafter (2) § Conversion price of $85.00 per share Fully-Diluted Shares Outstanding COHR basic shares 152M Stock comp shares 1M Series B preferred 28M (1) Reflects, as of 12/31/2023, using pro forma TTM combined adj EBITDA at 12/31/23, Pro forma FDSO 181M including $376 million of future expected cost savings within 36 months. Not calculated in accordance with Article 11 of SEC regulation S-X. (2) Balances assuming all securities are dilutive as of 12/31/23. Not calculated in accordance with Article 11 of SEC regulation S-X. (3) Unrestricted cash on the balance sheet as of 12/31/2023 37 Copyright 2024, Coherent. All rights reserved.

DEBT EXPOSED TO FLOATING RATES DECREASES DURING FY24 Debt exposed to floating rates makes up 46% 58% 44% 44% of capital structure by June 30, 2024 1.92% Interest Rate Cap 1.42% Interest Rate Swap 5.0% High Yield Bonds Jun-23 Sep-23 Dec-23 Mar-24 Jun-24 Fixed Rate Hedged Floating Rate 38 Copyright 2024, Coherent. All rights reserved.

SIGNIFICANT COST REDUCTIONS FROM RESTRUCTURING ANNOUNCED ON MAY 10, 2023 Previous Outlook Current Outlook (as of Q1 FY24) Cumulative savings for the period of $200 – 250M $200 – 300M FY23 to FY25 Annual savings by FY25 $110 – 140M $110 – 140M Cost to achieve savings $175 – 200M $175 – 200M 39 Copyright 2024, Coherent. All rights reserved.

ESG - GLOBAL DIVERSITY, EQUITY, AND INCLUSION STRATEGY Cultivate diverse teams that drive innovation, uphold our core values and achieve better business results by: Strategic Objectives Areas of Focus Fostering Inclusion and Belonging Community An environment that embraces and respects Connecting in meaningful ways both within differences and outside of Coherent to foster a sense Foster Inclusion Expand Our Impact of belonging, collaboration, and and Belonging engagement. Increasing Representation Ensure the diversity of our communities is Culture reflected in our workforce. Nurturing our company vision and ICARE values to promote an inclusive and Embracing Diverse Perspectives Embrace Diverse equitable environment with mutual respect DEI activities are global in scope and Perspectives Elevate Equity and recognition of our diverse experiences leverage the perspectives of our employees and perspectives. to enhance cross-cultural awareness. Commitment Elevating Equity Increase Showing our dedication to advancing Representation Workplace policies, practices and processes diversity, equity and inclusion through our support an equitable work environment. actions. Expanding Our Impact A culture of service and partnership within our communities and industries. 40 Copyright 2024, Coherent. All rights reserved.